UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 23, 2010
Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4025 S. Riverpoint Parkway, Phoenix,
Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Material Compensatory Plan, Contract or Arrangement.
     1. Amendment of Executive Officer Incentive Bonus Plan. On November 23, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Apollo Group, Inc. (the “Company”) approved an amendment to the Company’s Executive Officer Incentive Bonus Plan (the “Plan”), pursuant to which additional performance criteria were added to the Plan upon which specific target levels of attainment can be established by the Compensation Committee as a condition to bonus payments under the Plan. The additional performance goals are as follows: (i) measures of student academic success, (ii) measures of student satisfaction at one or more of the Company’s universities or throughout the Company’s university system as a whole, (iii) measures of faculty performance or levels of faculty engagement at one or more of the Company’s universities or throughout the Company’s university system as a whole, and (iv) measures of enhanced student service at one or more of the Company’s universities or throughout the Company’s university system as a whole.
     The amendment is subject to the approval of the holders of the Company’s Class B Common Stock, the only outstanding voting securities of the Company.
     2. Approval of 2011 Fiscal Year Executive Officer Bonus Plan. On November 23, 2010, the Compensation Committee also approved the 2011 fiscal year bonus plan under the Executive Officer Incentive Bonus Plan (the “2011 Plan”). The key features of the 2011 Plan may be summarized as follows:
     Participants. All of the Company’s executive officers will be eligible to participate in the 2011 Plan, including the following individuals, who are the named executive officers in the Company’s Information Statement dated December 30, 2010 and filed on Schedule 14C with the Securities and Exchange Commission on December 29, 2009:

Name	Position
John G. Sperling	Chairman of the Board
Charles B. Edelstein	Co-Chief Executive Officer
Gregory W. Cappelli	Co-Chief Executive Officer
Joseph L. D’Amico	President and Chief Operating Officer
Brian L. Swartz	Senior VP, Chief Financial Officer
Robert W. Wrubel	Executive VP, Marketing and Product Strategy
     For Dr. Sperling and Messrs. Edelstein, Cappelli and D’Amico, the target bonus opportunity was set at 100% of annual base salary, and for Messrs. Swartz and Wrubel, the target bonus was set at 75%.
     Performance Goals. The Compensation Committee established five separate performance goals under the 2011 Plan.
          - The first goal, weighted forty percent (40%) for purposes of determining the potential cash incentive amount for each participant, will be tied to the Company’s operating income for the first three quarters of the 2011 fiscal year. The Company’s operating income for such period will be determined in accordance with GAAP on a consolidated basis but will be subject to certain pre-established exclusions and adjustments. Specific levels of operating income at threshold, target and maximum levels will be set by the Compensation Committee.

          - The second performance goal, weighted fifteen percent (15%), will be tied to the level of student academic success and will be measured in terms of the percentage of students who first enroll in a University of Phoenix (“UOPX”) course at any time during the first two quarters of the 2011 fiscal year and subsequently earn at least one unit of academic credit. Specific percentages will be set by the Compensation Committee for the threshold, target and maximum levels of attainment.
          - The third performance goal, weighted fifteen percent (15%), will be measured in terms of an independently-conducted survey of UOPX students addressing a particular measure of student satisfaction. Goal attainment will be measured in terms of the percentage of responding UOPX students who score the measured item favorably, and specific percentages have been set for the threshold, target and maximum levels of attainment.
          - The fourth performance goal, weighted fifteen percent (15%), will be measured in terms of an independently-conducted survey addressing four particular measures of UOPX faculty engagement at the Company’s universities. Goal attainment will be measured in terms of the percentage of responding UOPX faculty members who score the measured items favorably, with the percentage of favorable responses received for each item to be combined and the combined percentage to be measured against the threshold, target and maximum levels of attainment set by the Committee.
          - The fifth and final performance goal, weighted fifteen percent (15%), will be measured in terms of the improvement made by the individual UOPX campuses in (i) responding to student concerns on a timely basis at the campus point of origin and (ii) responding on a timely basis to external agents or agencies addressing individual student concerns and complaints. Specific levels of attainment have been set for threshold, target and maximum levels.
     Potential Cash Incentive Payment. The potential cash incentive payable to each participant will be based on the actual attained level of each performance goal. Accordingly, the percentage of the target bonus amount assigned to each performance goal will be multiplied by the applicable factor (ranging from 0.5 at threshold to 2.0 at maximum level attainment). Should a performance goal be attained at a level between threshold and target or between target and maximum, then the applicable factor for the calculation of the potential cash incentive attributable to that performance goal shall be interpolated between those two levels on a straight linear basis.
     Actual Cash Incentive Payment. The portion of the cash incentive payment calculated for each participant on the basis of the attained levels of the operating-income and student-academic-success goals may be reduced by the Compensation Committee by up to 20% in the event the Committee determines that such a reduction is warranted based on its overall assessment of Company and individual performance.
     The portion of the actual bonus attributable to the operating-income and the student-academic-success goals will be paid during the month of June 2011 to each participant who continues in the Company’s employ through the end of the third quarter of the 2011 fiscal year. The portion of the actual bonus attributable to the remaining performance goals will be paid to each participant who continues in the Company’s employ through the end of the 2011 fiscal year. However, in either instance, pro-rated bonuses will be paid to participants who do not complete the applicable service requirement by reason of death or disability.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
November 24, 2010	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President and Chief Financial Officer